UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2021

EVELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
620 Memorial Drive
Cambridge, Massachusetts 02139
(Address of principal executive offices) (Zip Code)
(617) 577-0300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 29, 2021, Stephen J. Carriere, Vice President and Chief Accounting Officer of Evelo Biosciences, Inc. (the “Company”), assumed the duties of the Company's principal accounting officer. Xiaoli “Jacqueline” Liu, the Company's former acting principal accounting officer since February 2020, will remain employed by the Company as Vice President, Finance.

Mr. Carriere, age 66, has served as the Company's Vice President and Chief Accounting Officer since September 2021. Prior to joining the Company, Mr. Carriere was Vice President and Chief Financial Officer of the BEST Group at Bruker Corporation, a scientific instrument manufacturing company, from 2017 to December 2020. From 2015 to 2017, Mr. Carriere was Vice President, Finance and Accounting at Bruker Corporation. Prior to his service at Bruker Corporation, Mr. Carriere held finance-related roles of increasing responsibility at multiple publicly traded companies, including Aspen Technology, Inc., a software solutions company, Raytheon Company, a defense and information technology company, and CIRCOR International, Inc., a flow and motion control product manufacturer. Mr. Carriere began his career at KPMG (formerly Peat Marwick Mitchell), an international accounting firm. Mr. Carriere is a Certified Public Accountant (CPA) and Chartered Global Management Accountant (CGMA), and holds a Bachelor of Business Administration in Accounting from the University of Massachusetts at Amherst.

Mr. Carriere has entered into the Company’s standard indemnification agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: September 29, 2021	By:	/s/ Daniel S. Char
Daniel S. Char
General Counsel & Secretary